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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Cornerstone
Properties Inc. and Subsidiaries (the "Company") Registration Statements on Form S-3 (Reg. No. 333-72449, 333-18303, 333-47149, 333-59259, 333-92989) and
the Company's Registration Statement on Form S-8 (Reg. No. 333-59923) of our report dated March 3, 2000, on our audits of the consolidated financial statements of the Company as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998 and 1997, which report is included in this Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
April 21, 2000